June 12, 2000

                         DOMAIN NAME PURCHASE AGREEMENT
                                     Between
                                H. Page Howe and
                      Internet Properties Development, Inc.




This letter is an agreement between Internet Properties Development, Inc. (the "Buyer"), a wholly owned subsidiary of KwikWeb.com, Inc., a Nevada Corporation, and H. Page Howe (the "Seller"), regarding the transfer and sale of the Internet domain names and their corresponding Internet and Intellectual assets described in Exhibit "A".

The agreed terms and points of the sale are as follows:

         1. In consideration of the transfer of the domain the Buyer will; pay the Seller $25,000 Twenty-five & none within 30 (thirty) days of today's date, following a reasonable period of due diligence.

         2. In the event of the Sale of any of the Assets purchased in this transaction (Exhibit "A"), issue the Seller a BONUS PAYMENT(S) equal to 25% (twenty-five percent) of the Sale proceeds.

         3. In the event of a re-capitalization of any of the Assets purchased in this transaction (Exhibit "A"), issue the Seller a BONUS PAYMENT(S) equal to 25% (twenty-five percent) of the property's re-capitalization valuation.








Buyer:


/s/ Matthew Hayes
-------------------------------
Internet Properties Development, Inc.
Matthew Hayes, President




Seller:


/s/ H. Page Howe
-------------------------------
H.PAGE HOWE